UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material under § 240.14a-12

MEDALLIA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To: MDLA Customers

From: Leslie Stretch

Subject: An Important Announcement Regarding Medallia’s Future

Dear Valued Customer,

I’m reaching out with some exciting news about Medallia’s future. This morning we announced that we have entered into a definitive agreement to be acquired by Thoma Bravo, a leading software investment firm. You can find more details on the transaction in the press release we issued.

Remaining Fiercely Customer-First

As an innovation leader, we are always anticipating your biggest challenges and working to find solutions. This has required us to take a fresh look at our approach and our business at different points in our evolution to ensure we’re meeting the moment. In 2019, we determined that the best path was to become a publicly traded company, and since then, we have made significant strides securing our position as the global leader in customer and employee experience management, and building an expansive, loyal customer base across industry verticals and geographies.

As we engaged in a robust process to consider our options in light of our long-term goals, we determined that becoming a private company would best position us to continue to meet your unique needs. Thoma Bravo is one of the most experienced and successful software investors in the world and has a proven track record of accelerating the growth and product innovation of the companies they partner with. And, with the added operating capabilities, capital support, and deep sector expertise we’ll gain through this transaction, we will be even better equipped to usher in a new stage of creating great experiences and support you for many years to come.

While this transaction will bring about a change in Medallia’s equity ownership, I want to emphasize that it will not change our values, customer-first approach or how we work with you. We are operating as usual, with no changes to contracts or your company contact, and our entire team remains focused on serving you. To that end, please do not hesitate to reach out to your usual contact with any questions you have regarding this transaction and what it means for you. Once the transaction is completed, which we expect to occur in 2021, our team will continue to support you as we always have.

We recognize the trust you put in Medallia – honoring that trust and delivering for our customers remains our top priority. On behalf of the entire Medallia team, thank you for your continued support.

Sincerely,

Leslie Stretch

President and CEO

Additional Information and Where to Find It

Medallia, Inc. (“Medallia”) its directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the pending acquisition of Medallia (the “Transaction”). Medallia plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Robert Bernshtyn, Mitchell K. Dauerman, Borge Hald, Leslie J. Kilgore, Douglas M. Leone, Stanley J. Meresman, Amy E. Pressman, Leslie J. Stretch, Steven C. Walske and James D. White, all of whom are members of Medallia’s Board of Directors, and Roxanne M. Oulman, who is Medallia’s Chief Financial Officer, are participants in Medallia’s solicitation. Other than Ms. Pressman and Messrs. Hald and Leone, none of such participants owns in excess of 1% of Medallia’s common stock. Ms. Pressman and Mr. Hald may each be deemed to own approximately 2% of Medallia’s common stock. Mr. Leone may be deemed to own approximately 1% of Medallia’s common stock, and is affiliated with investment funds owning an additional approximately 28% of Medallia’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Medallia’s definitive proxy statement for its 2021 Annual Meeting of Shareholders (the “2021 Proxy Statement”), which was filed with the SEC on April 13, 2021. To the extent that holdings of Medallia’s securities have changed since the amounts printed in the 2021 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Medallia will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each shareholder entitled to vote at the special meeting to consider the Transaction. SHAREHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MEDALLIA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Medallia’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Medallia with the SEC in connection with the Transaction will also be available, free of charge, at Medallia’s investor relations website (https://investor.medallia.com) or by writing to Medallia, Inc., Attention: Investor Relations, 575 Market Street, Suite 1850, San Francisco, California 94105.

Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by Medallia’s Board of Directors in approving the Transaction; and expectations for Medallia following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Medallia’s assumptions prove incorrect, Medallia’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Medallia’s shareholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Medallia’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Medallia files with the SEC, including Medallia’s Annual Report on Form 10-K filed with the SEC on March 22, 2021, and Quarterly Report on Form 10-Q filed with the SEC on June 4, 2021, each of which may be obtained on the investor relations section of Medallia’s website (https://investor.medallia.com). All forward-looking statements in this communication are based on information available to Medallia as of the date of this communication, and Medallia does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.